Exhibit 10.5

ERP System Usage and Internal Leasing Agreement

Effective Date: 0l/01/2026

Licensor (Party A): Yitong Investment Inc

Licensee (Party B): Y&T E-Commerce Inc

Article 1: Cooperation Model

1.1 Party A agrees to grant Party B a non-exclusive, non-transferable, non-sublicensable internal license to use the ERP logistics management system during the term of this Agreement.

1.2 This Agreement does not constitute a transfer of software ownership, source code, or any intellectual property rights.

1.3 The license granted under this Agreement is limited to Party B’s internal business operations.

Article 2: System Scope

The system functions include, but are not limited to: - User Center (Account Management and Approval) - Warehouse Management (Product Management, Inventory Management, Location Management, Inbound and Outbound Records) - System Settings (Administrator Permission Control) - Pricing Management (Service Item and Price Management) - Report Management (Billing, Inventory Reports, Accounts Receivable Export) - Order Management (Transportation Orders and Transfer Orders)

Article 3: Fees

3.1 Party B shall pay Party A a monthly system rental fee of: 10,000 USD/month.

Article 4: Maintenance and Support

4.1 Party A shall provide daily system maintenance and reasonable technical support.

4.2 Party A shall repair any issues caused by system defects within a commercially reasonable time.

4.3 Any technical service requirements caused by Party B’s misuse or unauthorized modification of the system shall be negotiated separately.

4.4 If Party B requires system upgrades, functional extensions, or new module development due to business growth or operational needs, all related development, implementation, and technical service costs shall be borne by Party B.

Article 5: Data Ownership

5.1 All business data generated by Party B through the system shall belong to Party B.

5.2 Party A may access relevant data only to the extent necessary to perform its obligations under this Agreement.

5.3 Upon termination of this Agreement, Party A shall reasonably assist Party B in exporting data and delete retained copies of data to the extent permitted by law.

Article 6: Saas Data Security and Compliance

6.1 Information Security Measures

Party A shall implement commercially reasonable administrative, technical, and physical security measures, including but not limited to: - Data transmission encryption - Access control mechanisms - Authentication measures - Firewall protection - Logging system

6.2 Data Isolation and Access Control

Party A shall ensure logical isolation of Party B’s data, access only by authorized personnel, and maintain appropriate auditing mechanisms.

6.3 Data Backup and Disaster Recovery

Party A shall establish reasonable data backup and disaster recovery mechanisms to ensure system operation and data access can be restored within commercially reasonable time in case of system failure or data corruption. The frequency and method of backups shall be determined by Party A based on operational needs and risk assessment.

6.4 Security Incidents

If a security incident affects Party B’s data, Party A shall notify Party B within a reasonable time and take commercially reasonable remedial measures.

6.5 Legal Compliance

Both parties shall comply with applicable data protection laws, including U.S. federal and state privacy laws.

6.6 Data Processing Roles

Party B is the Data Controller, and Party A is the Data Processor. Party A shall process data only for the purpose of performing this Agreement.

Article 7: Confidentiality

Both parties shall maintain the confidentiality of trade secrets and confidential information obtained during cooperation and shall not disclose them to any third party without written consent.

Article 8: Term of Agreement

This Agreement shall take effect from the date of signing and remain valid for one year. Unless renewed in writing by both parties, this Agreement shall automatically terminate upon expiration.

Article 9: Governing Law and Dispute Resolution

This Agreement shall be governed by the laws of the State of California. Any disputes arising under this Agreement shall be submitted to the courts of competent jurisdiction in California.

Party A:	Yitong Investment Inc.
Authorized Signatory:	/s/ Kevin Lai

Date:	01/01/2026

Party B:	Y&T E-Commerce Inc
Authorized Signatory:	/s/ Jialin Wu

Date:	01/01/2026

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